Exhibit 3.1

CERTIFICATE OF INCORPORATION

OF

OCEAN BIOMEDICAL, INC.

I, the undersigned, for the purpose of creating and organizing a corporation under the provisions of and subject to the requirements of the General Corporation Law of the State of Delaware (the “DGCL”), certify as follows:

ARTICLE I.

NAME

The name of the Corporation is Ocean Biomedical, Inc. (the “Corporation”).

ARTICLE II.

REGISTERED OFFICE AND AGENT

The address of the registered office of the Corporation in the State of Delaware is 1000 North King Street, Wilmington, New Castle County, Delaware 19801. The name of the registered agent of the Corporation at such address is Corporation Guarantee and Trust Company.

ARTICLE III.

PURPOSE AND POWERS

The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE IV.

COMMON STOCK

The total number of shares of common stock which the Corporation is authorized to issue is Twelve Million (12,000,000), at a par value of $0.000001 per share.

ARTICLE V.

BOARD OF DIRECTORS

The business and affairs of the Corporation shall be managed by, or under the direction of, a board of directors (“Board of Directors”) as more specifically described in the Bylaws of the Corporation and the stockholders agreement (“Stockholders Agreement”), as may be amended from time to time.

ARTICLE VI.

LIMITATION OF LIABILITY

To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the DGCL or any other law of the State of Delaware is amended after approval by the stockholders of this

Article VI to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended. Any repeal or modification of the foregoing provisions of this Article VI by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

ARTICLE VII.

INDEMNIFICATION

To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the Corporation (and any other persons to which DCGL permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of DGCL. Any amendment, repeal or modification of the foregoing provisions of this Article VII shall not (a) adversely affect any right or protection of any director, officer or other agent of the Corporation existing at the time of such amendment, repeal or modification or (b) increase the liability of any director of the Corporation with respect to any acts or omissions of such director, officer or agent occurring prior to, such amendment, repeal or modification.

ARTICLE VIII.

INCORPORATOR

The name and mailing address of the incorporator of the Corporation is Dr. Chirinjeev Kathuria, 19W060 Ave. Latour Oak Brook, IL 60523. The powers of the incorporator shall terminate upon the filing of this Certificate of Incorporation with the Secretary of State of the State of Delaware.

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I, the undersigned, being the incorporator, for the purpose of forming a corporation pursuant to the DGCL, do make this Certificate of Incorporation, hereby acknowledging, declaring, and certifying that the foregoing Certificate of Incorporation is my act and deed and that the facts herein stated are true, and have accordingly hereunto set my hand this 2nd day of January, 2019.

INCORPORATOR:

/s/ Dr. Chirinjeev Kathuria
Name: Dr. Chirinjeev Kathuria

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

OCEAN BIOMEDICAL, INC.

Ocean Biomedical, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies as follows:

1.    That the name of this corporation is Ocean Biomedical, Inc. (the “Corporation”), and that the Corporation was originally incorporated pursuant to the General Corporation Law on January 2, 2019 under the name Ocean Biomedical, Inc.

2.    The Certificate of Incorporation of the Corporation is hereby amended by deleting the first paragraph of Article IV and inserting the following in lieu thereof, so that, as amended, the opening paragraphs of Article IV shall read in their entirety as follows:

“The total number of shares of common stock which the Corporation is authorized to issue is 300,000,000, at a par value of $0.000001 per share.

Effective immediately upon the filing of this Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Effective Time”), every (1) share of Common Stock then issued and outstanding or held in the treasury of the Corporation immediately prior to the Effective Time shall automatically be split into four (4) shares of Common Stock, without any further action by the holders of such shares (the “Stock Split”). No fractional shares shall be issued in connection with the Stock Split. In lieu of any fractional shares to which a holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Corporation’s Board of Directors. Any stock certificate that, immediately prior to the Effective Time, represented shares of Common Stock will, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent the number of shares of Common Stock as equals the applicable number of shares of Common Stock as adjusted to reflect the Stock Split.”

2.    The foregoing amendment was duly adopted, in accordance with the provisions of Sections 141(f), 228 and 242 of the General Corporation Law by the Board of Directors and the stockholders of the Corporation.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Certificate of Incorporation to be signed by its duly authorized officer on this 12th day of July, 2021.

OCEAN BIOMEDICAL, INC.

By:	/s/ Elizabeth Ng
Name:	Elizabeth Ng
Title:	Chief Executive Officer

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF

INCORPORATION OF

OCEAN BIOMEDICAL, INC.

Ocean Biomedical, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies as follows:

1.    That the name of this corporation is Ocean Biomedical, Inc., and that the Corporation was originally incorporated pursuant to the General Corporation Law on January 2, 2019 under the name Ocean Biomedical, Inc.

2.    The Certificate of Incorporation of the Corporation is hereby amended by deleting the first paragraph of Article IV and inserting the following in lieu thereof, so that, as amended, the opening paragraphs of Article IV shall read in their entirety as follows:

The total number of shares of common stock which the Corporation is authorized to issue is 218,181,818, at a par value of $0.000001 per share.

Effective immediately upon the filing of this Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Effective Time”), every eleven (11) shares of Common Stock then issued and outstanding or held in the treasury of the Corporation immediately prior to the Effective Time shall automatically be split into eight (8) shares of Common Stock, without any further action by the holders of such shares (the “Reverse Stock Split”). No fractional shares shall be issued in connection with the Reverse Stock Split. In lieu of any fractional shares to which a holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Corporation’s Board of Directors. Any stock certificate that, immediately prior to the Effective Time, represented shares of Common Stock will, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent the number of shares of Common Stock as equals the applicable number of shares of Common Stock as adjusted to reflect the Reverse Stock Split.

3.    The foregoing amendment was duly adopted, in accordance with the provisions of Sections 141(f), 228 and 242 of the General Corporation Law by the Board of Directors and the stockholders of the Corporation.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Certificate of Incorporation to be signed by its duly authorized officer on this 11th day of January, 2022.

OCEAN BIOMEDICAL, INC.

By:	/s/ Elizabeth Ng
Elizabeth Ng, Chief Executive Officer

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION OF

OCEAN BIOMEDICAL, INC.

Ocean Biomedical, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies as follows:

1.    That the name of this corporation is Ocean Biomedical, Inc., and that the Corporation was originally incorporated pursuant to the General Corporation Law on January 2, 2019 under the name Ocean Biomedical, Inc.

2.    The Certificate of Incorporation of the Corporation is hereby amended by deleting the first paragraph of Article IV and inserting the following in lieu thereof, so that, as amended, the opening paragraphs of Article IV shall read in their entirety as follows:

“The total number of shares of common stock which the Corporation is authorized to issue is 187,012,987, at a par value of $0.000001 per share.

Effective immediately upon the filing of this Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Effective Time”), every seven (7) shares of Common Stock then issued and outstanding or held in the treasury of the Corporation immediately prior to the Effective Time shall automatically be split into six (6) shares of Common Stock, without any further action by the holders of such shares (the “Reverse Stock Split”). No fractional shares shall be issued in connection with the Reverse Stock Split. In lieu of any fractional shares to which a holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Corporation’s Board of Directors. Any stock certificate that, immediately prior to the Effective Time, represented shares of Common Stock will, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent the number of shares of Common Stock as equals the applicable number of shares of Common Stock as adjusted to reflect the Reverse Stock Split.”

3.    The foregoing amendment was duly adopted, in accordance with the provisions of Sections 141(f), 228 and 242 of the General Corporation Law by the Board of Directors and the stockholders of the Corporation.

SIGNATURES ON NEXT PAGE

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Certificate of Incorporation to be signed by its duly authorized officer on this 31st day of January, 2022.

OCEAN BIOMEDICAL, INC.

By:	/s/ Elizabeth Ng
Elizabeth Ng, Chief Executive Officer

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION OF

OCEAN BIOMEDICAL, INC.

Ocean Biomedical, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies as follows:

1. That the name of this corporation is Ocean Biomedical, Inc. (the “Corporation”), and that the Corporation was originally incorporated pursuant to the General Corporation Law on January 2, 2019 under the name Ocean Biomedical, Inc.

2. The Certificate of Incorporation of the Corporation is hereby amended by deleting the first paragraph of Article IV and inserting the following in lieu thereof, so that, as amended, the opening paragraphs of Article IV shall read in their entirety as follows:

“The total number of shares of common stock which the Corporation is authorized to issue is 180,564,262, at a par value of $0.000001 per share.

Effective immediately upon the filing of this Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Effective Time”), every twenty-nine (29) shares of Common Stock then issued and outstanding or held in the treasury of the Corporation immediately prior to the Effective Time shall automatically be split into twenty-eight (28) shares of Common Stock, without any further action by the holders of such shares (the “Reverse Stock Split”). No fractional shares shall be issued in connection with the Reverse Stock Split. In lieu of any fractional shares to which a holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Corporation’s Board of Directors. Any stock certificate that, immediately prior to the Effective Time, represented shares of Common Stock will, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent the number of shares of Common Stock as equals the applicable number of shares of Common Stock as adjusted to reflect the Reverse Stock Split.”

3. The foregoing amendment was duly adopted, in accordance with the provisions of Sections 141(f), 228 and 242 of the General Corporation Law by the Board of Directors and the stockholders of the Corporation.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Certificate of Incorporation to be signed by its duly authorized officer on this 2nd day of February, 2022.

OCEAN BIOMEDICAL, INC.

By:	/s/ Elizabeth Ng
Elizabeth Ng, Chief Executive Officer